Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY

NEBRASKA BOOK COMPANY, INC.

Offer to Exchange $200,000,000 principal amount of
10% Senior Secured Notes due 2011, for
$200,000,000 principal amount of 10% Senior Secured Notes due 2011, which have been registered under the Securities Act of 1933.

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Nebraska Book Company, a Kansas corporation (the “Company”), made pursuant to the prospectus, dated [          ], 2010 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”) if certificates for Original Notes of the Company are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Company prior to 5:00 P.M., New York City time, on the Expiration Date (as defined below) of the Exchange Offer. This form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Wilmington Trust FSB (the “Exchange Agent”) as set forth below. Capitalized terms used but not defined herein shall have the same meanings given them in the Prospectus or the Letter of Transmittal.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [          ], 2010 UNLESS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To: Wilmington Trust FSB, as Exchange Agent

By Registered, Certified Mail, by Hand or Overnight Courier:

Wilmington Trust FSB
c/o Wilmington Trust Company
Corporate Capital Markets
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1626
Attention: Sam Hamed
Telephone: (302) 636-6181

By Facsimile:

(302) 636-4139

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Original Notes set forth below, pursuant to the guaranteed delivery procedure described in “The exchange offer — Guaranteed delivery procedures” section of the Prospectus. By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering holder of Original Notes set forth in the Letter of Transmittal.

The undersigned understands that tenders of Original Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Original Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of Original Notes may be withdrawn if the Exchange Offer is terminated or as otherwise provided in the Prospectus.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the successors, assigns, heirs, personal representatives, executors, administrators, trustees in bankruptcy and other legal representatives of the undersigned.

PRINCIPAL AMOUNT OF ORIGINAL NOTES TENDERED:*
If Original Notes will be
delivered by
book-entry transfer,		Total Principal Amount
provide account number.	Certificate Nos.	Represented by Original
Account Number:	(if available):	Notes Certificates(s):

* Must be in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.

PLEASE SIGN HERE

Signature(s) of Holder(s) or Authorized Signatory

Date

This Notice of Guaranteed Delivery must be signed by the holder(s) of Original Notes exactly as their name(s) appear(s) on the certificate(s) for the Original Notes or, if delivered by a participant in DTC, exactly as such participants name appears on a security position listing as the owner of Original Notes or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If any signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below beside “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act as provided in the Letter of Transmittal.

Name(s) (Please type or print):

Capacity:

Address(es):

Area Code and Telephone Number:

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GUARANTEE

The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount of Original Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The exchange offer — Guaranteed delivery procedures” section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three business days after the Expiration Date.

Name of Firm:
Authorized Signature
Address:	Name:
(Please Type or Print)
Title:

Area Code and Tel. No.:	Date:

DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS FORM. CERTIFICATES FOR ORIGINAL NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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